EXECUTION COPY
Exhibit 10.2
FIRST AMENDMENT
to
STOCK PURCHASE AGREEMENT
     This First Amendment (this “Amendment”) to that certain Stock Purchase Agreement (the “Agreement”) dated as of August 7, 2006 by and among Century Theatres, Inc., a California corporation (the “Company”), Century Theatres Holdings, LLC, a California limited liability company (“CTH LLC”), Syufy Enterprises, LP, a California limited partnership (“Shareholder”), Cinemark USA, Inc., a Texas corporation (“Purchaser”) and Cinemark Holdings, Inc., a Delaware corporation (“Holdings”), is being entered into by and among the parties to the Agreement as of this 4th day of October, 2006. Capitalized terms used but not defined herein are defined in the Agreement.
     The Company, Shareholder, CTH LLC, Purchaser and Holdings are parties to the Agreement.
     The Company, Shareholder, CTH LLC, Purchaser and Holdings now wish to amend the Agreement pursuant to Section 10.9 thereof.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Amendments.
          (a) The definition of “Agreement Date Salary Schedule” set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Agreement Date Salary Schedule” shall mean a schedule of the base salaries in effect as of the date hereof with respect to any Eligible Employee as of the date hereof as set forth on Section 3.18(f) of the Company Disclosure Schedule.
          (b) The definition of “Eligible Employee” set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Eligible Employee” shall mean any full time or permanent part-time employee of the Company or any of its Subsidiaries who is (a) either located at the Company’s home office in San Rafael, California or the Company’s office[s] in Canada or who is a booth and maintenance technician or a vice president, and who is (b) eligible to receive a payment or benefit under the Severance Plan to be approved and adopted by the Company pursuant to Section 6.17(a); provided that no LTIP Employee shall also be an Eligible Employee. All Eligible Employees are listed on the Closing Date Salary Schedule.

          (c) The definition of “Real Estate Broker” set forth in Section 1.1 of the Agreement shall be amended to refer to Section 3.12(a)(xviii) of the Company Disclosure Schedule and to delete any reference to Section 3.13(b) of the Company Disclosure Schedule. Except for the foregoing change, the definition of “Real Estate Broker” shall not change.
          (d) The Parties have agreed to certain amendments and modifications to the form of Severance Plan that was attached to the Agreement as Exhibit I. Accordingly, the form of Severance Plan which the Shareholder shall cause the Company to adopt prior to Closing is attached hereto as the revised Exhibit I to the Agreement.
          (e) Section 6.17(c) of the Agreement is hereby amended and restated in its entirety to read as follows:
     (c) At the Closing, Shareholder (and not CTH LLC, the Company or its Subsidiaries) shall deposit in escrow an amount in cash equal to $2,722,928 (the “Severance Escrow Fund”), with such institution acting as escrow agent as shall be acceptable to Shareholder and Purchaser and which amount shall be held pursuant to the terms of this Agreement and an escrow agreement among Shareholder, the Company, the escrow agent and Purchaser with respect to the Severance Escrow Fund.
          (f) Section 6.17(d) of the Agreement is hereby amended and restated in its entirety to read as follows:
(d) After the Closing and prior to the Severance Escrow Expiration Date, if any Eligible Employee receives any payment under the Severance Plan adopted pursuant to Section 6.17(a) during any calendar month, within fifteen (15) days after the end of such calendar month, the Company shall deliver to the escrow agent a statement signed by an officer of the Company or Purchaser stating (1) that the Company has made a payment to an Eligible Employee pursuant to the Severance Plan, (2) the severance payment amount for such Eligible Employee as set forth on Exhibit P attached hereto1, (3) the aggregate amount of any social security, medicare, unemployment or other payroll taxes payable by the Company or its Subsidiaries with respect to the amount set forth in clause (2) above, and (4) the aggregate amount paid or to be paid to such Eligible Employee by the Company pursuant to the Severance Plan. Upon receipt of such statement, the escrow agent shall deliver to the Company out of the Severance Escrow Fund, as promptly as practicable, an amount equal to the sum of (i) the amount set forth in clause (2) above plus (ii) the amount set forth in clause (3) above.
          (g) Section 7.2(i) of the Agreement is hereby amended by adding the following sentence after the first sentence of the foregoing section:

[1]	This will be identical to Exhibit C attached to the Severance Plan.

For the avoidance of doubt, the “Capital Lease Obligations” and “Accrued Interest on Capital Lease Obligations” set forth in Schedule 3.24 of the Company Disclosure Schedule shall not be deemed to be Indebtedness to be paid off at the Closing by Purchaser pursuant to this Section 7.2(i), and the provision by the Company to Purchaser of payoff letters with respect to the “Capital Lease Obligations” and “Accrued Interest on Capital Lease Obligations” shall not be a condition to the Closing.
          (h) Section 7.2(t) of the Agreement is hereby amended and restated in its entirety to read as follows:
     (t) CTH LLC Transactions. Prior to the Closing, (i) CTH LLC shall distribute all of the Shares to Shareholder, (ii) after such distribution, CTH LLC shall dissolve and liquidate and cease to exist, such that Shareholder shall, on the Closing Date and prior to the Closing, own all of the Shares, and (iii) evidence of such transactions described in this Section 7.2(t) shall be provided to Purchaser and Holdings.
          (i) Schedule 7.2(g) of the Purchaser Disclosure Schedule to the Agreement is hereby amended and restated in its entirety to read as follows:
All services provided by the Company or its Subsidiaries to Syufy Enterprises, LP or its Affiliates (other than the Company and its Subsidiaries) other than those that are the subject of the Transition Services Agreement attached to the Purchase Agreement as Exhibit F, including, without limitation, that certain Administration Agreement, dated as of April 31, 2000 between Syufy Enterprises and Century Theatres, Inc.
The Real Property Lease as amended to the date hereof with respect to the following property: Salinas 7
     Section 2. No Other Changes. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect. This Amendment shall be deemed to be and construed as part of the Agreement, and the Agreement shall be deemed to be and be construed as part of this Amendment; provided, however, that in the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.
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     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf by it or by an officer or representative thereunto duly authorized, all as of the date first written above.

CENTURY THEATRES, INC.		CINEMARK USA, INC.

By:	/s/ Ray Syufy	By:	/s/ Michael Cavalier
Name: Ray Syufy		Name: Michael Cavalier
Title:		Title: Senior Vice President — General Counsel

SYUFY ENTERPRISES, LP		CINEMARK HOLDINGS, INC.

By:	/s/ Ray Syufy	By:	/s/ Michael Cavalier

Name: Ray Syufy		Name: Michael Cavalier
Title:		Title: Senior Vice President — General Counsel

CENTURY THEATRES HOLDINGS, LLC

By:	/s/ Ray Syufy

Name: Ray Syufy
Title:

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